                                               --------------------------------
                                               \        OMB APPROVAL          \
                                               \------------------------------\

                                               \ OMB Number:      3235-0059  \
                                               \  Expires:  January 31, 2002  \
                                               \  Estimated average burden    \
                                               \  hours per response....13.12 \
                                               --------------------------------
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                          United Road Services, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                           UNITED ROAD SERVICES, INC.
                             17 Computer Drive West
                             Albany, New York 12205

                                                                  April 12, 2000

Dear Stockholder of United Road Services, Inc.:

   You are invited to attend a special meeting of the stockholders (the "Meeting") of United Road Services, Inc., a Delaware corporation (the "Company"), to be held on Tuesday, May 4, 2000, beginning at 8:00 a.m. local time, at the Clarion Inn & Suites, 611 Troy-Schenectady Road, Latham, New York.

   At the Meeting, you will be asked to approve an amendment to the Company's Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company's outstanding Common Stock, whereby the Company will issue one new share of Common Stock in exchange for between four and ten shares of the outstanding Common Stock.

   The Company's Board of Directors believes that the reverse stock split proposal is advisable and in the best interest of the Company and its stockholders and recommends that the stockholders vote FOR the proposal.

   The enclosed Notice and Proxy Statement contain details concerning the reverse stock split proposal. We urge you to read and consider these documents carefully. Whether or not you plan to be at the Meeting, please be sure to sign, date and return the enclosed proxy card in the enclosed envelope as promptly as possible so that your shares may be represented at the Meeting and voted in accordance with your wishes. Your vote is important regardless of the number of shares you own.

                                       Sincerely,

                                       /s/ Gerald R. Riordan

                                       Gerald R. Riordan
                                       Chief Executive Officer and Secretary

                           UNITED ROAD SERVICES, INC.
                             17 Computer Drive West
                             Albany, New York 12205

                   Notice of Special Meeting of Stockholders
                             to be Held May 4, 2000

To the Stockholders of  UNITED ROAD SERVICES, INC.:

   Notice is hereby given that a Special Meeting of Stockholders (the "Meeting") of United Road Services, Inc., a Delaware corporation (the "Company"), will be held at the Clarion Inn & Suites, 611 Troy-Schenectady Road, Latham, New York, on Tuesday, May 4, 2000, beginning at 8:00 a.m. local time, to consider and act upon the following proposal:

     To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company's outstanding Common Stock, whereby the Company will issue one new share of Common Stock in exchange for between four and ten shares of the outstanding Common Stock.

   The Board of Directors has fixed the close of business on March 22, 2000 as the record date for determining the stockholders entitled to notice of and to vote at the Meeting. The reverse stock split proposal is more fully described in the accompanying Proxy Statement, which forms a part of this Notice and should be read carefully by all stockholders.

                                       By Order of the Board of Directors,

                                       /s/ Gerald R. Riordan

                                       Gerald R. Riordan
                                       Chief Executive Officer and Secretary

April 12, 2000

   WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED (WHICH REQUIRES NO POSTAGE FOR MAILING IN THE UNITED STATES). A PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                           UNITED ROAD SERVICES, INC.
                             17 Computer Drive West
                             Albany, New York 12205
                               ----------------

                                Proxy Statement
                                      for
             Special Meeting of Stockholders to Be Held May 4, 2000
                               ----------------

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of United Road Services, Inc., a Delaware corporation (the "Company"), for use at the Special Meeting of Stockholders scheduled for May 4, 2000 (the "Meeting"), beginning at 8:00 a.m. local time, at the Clarion Inn & Suites, 611 Troy-Schenectady Road, Latham, New York, to consider and act upon the following proposal:

     To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company's outstanding Common Stock, whereby the Company will issue one new share of Common Stock in exchange for between four and ten shares of the outstanding Common Stock.

   If the form of Proxy which accompanies this Proxy Statement is executed and returned, it will be voted. A Proxy may be revoked at any time prior to the voting thereof by written notice to the Secretary of the Company.

   A majority of the outstanding shares entitled to vote at the Meeting and represented in person or by proxy will constitute a quorum. Approval of the reverse stock split proposal requires the affirmative vote of a majority of the shares entitled to vote thereon. Abstentions and proxies relating to "street name" shares for which brokers have not received voting instructions from the beneficial owner ("Broker Non-Votes") will be counted to determine whether a quorum is present. Both abstentions and Broker Non-Votes will be counted as part of the total number of votes cast on the reverse stock split proposal in determining whether the proposal has been approved by the stockholders. Thus, both abstentions and Broker Non-Votes will have the effect of votes "against" the proposal.

   Expenses incurred in the solicitation of proxies will be borne by the Company. Officers of the Company may make additional solicitations in person or by telephone. The Company has retained Georgeson Shareholder Communications, Inc. to assist the Company in its solicitation of proxies from shareholders, for a fee of $5,000 plus reimbursement of expenses.

   As of March 22, 2000, the Company had outstanding 17,851,649 shares of Common Stock and such shares are the only shares entitled to vote at the Meeting. Each share is entitled to one vote on each matter to be voted upon at the Meeting.

   This Proxy Statement and the accompanying proxy card are first being mailed to the Company's stockholders on or about April 12, 2000.

                        SECURITIES BENEFICIALLY OWNED BY
                     PRINCIPAL STOCKHOLDERS AND MANAGEMENT

   The following table sets forth the beneficial ownership of the Company's Common Stock as of March 22, 2000 by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director, (iii) each named executive officer (as defined in Item 402(a)(3) of Regulation S-K under the Securities Act of 1933, as amended), and (iv) all directors and executive officers as a group. Unless otherwise indicated, each such person (alone or with family members) has sole voting and dispositive power with respect to the shares listed opposite such person's name. Except as otherwise indicated, the address of each such person is c/o United Road Services, Inc., 17 Computer Drive West, Albany, New York 12205.

                                                        Number of
                                                      Beneficially-
                                                          Owned       Percent of
Name                                                     Shares        Class(1)
----                                                  -------------   ----------
Gerald R. Riordan....................................      30,770         *
Richard A. Molyneux..................................      13,334(2)      *
Grace M. Hawkins.....................................      20,000(2)      *
Mark J. Henninger....................................     384,291(3)     2.2
Edward W. Morawski...................................     692,277        3.9
Todd Q. Smart........................................     309,279(4)     1.7
Merril M. Halpern(5).................................          --         --
Robert L. Berner, III(5).............................          --         --
Michael S. Pfeffer(5)................................          --         --
Donald J. Marr.......................................     119,999(2)      *
Edward T. Sheehan(6).................................     758,569(7)     4.2
Allan D. Pass, Ph.D(8)...............................      90,000(2)      *
Robert J. Adams, Jr.(9)..............................      45,000(2)      *
Charter URS LLC......................................   5,391,760(10)    23.2
All directors and executive officers
 as a group (12 persons).............................   2,493,306        14.0

--------
* Less than one percent.

(1) The applicable percentage of ownership is based upon 17,851,649 shares of Common Stock outstanding as of March 22, 2000.

(2) Consists entirely of shares issuable pursuant to options exercisable within 60 days.

(3) Includes 6,667 shares issuable pursuant to options exercisable within 60 days and 377,624 shares held of record by the Henninger Family Revocable Trust dated January 21, 1999.

(4) Includes 6,667 shares issuable pursuant to options exercisable within 60 days.

(5) The address of this director is c/o Charterhouse Group International, Inc., 535 Madison Avenue, New York, New York 10022.

(6)  The address of this stockholder is 6 East Ridge Road, Loudonville, NY
     12211.

(7) Includes 11,235 shares held by children of Mr. Sheehan. Mr. Sheehan disclaims beneficial ownership of such shares. Also includes 704,000 shares held of record by the Edward T. Sheehan 1992 Revocable Trust and 43,334 shares issuable pursuant to options exercisable within 60 days.

(8)  The address of this stockholder is 10775 Babcock Blvd., Gibsonia, PA
     15044.

(9)  The address of this stockholder is 885 Beaverbrook Drive, Atlanta, GA
     30318.

(10) Consists entirely of shares issuable upon conversion of the Company's 8% Convertible Subordinated Debentures due 2008 (the "Debentures") held by Charter URS LLC, a Delaware limited liability company ("Charterhouse"). According to a Schedule 13D, dated as of December 7, 1998 and amended as of March 16, 1999, Charterhouse Equity Partners III, L.P., a Delaware limited partnership ("CEP III"), is the principal member of Charterhouse. The general partner of CEP III is CHUSA Equity Investors III, L.P., whose general partner is Charterhouse Equity III, Inc., a wholly-owned subsidiary of Charterhouse Group International, Inc., a Delaware corporation ("Charterhouse International"). Each of Charterhouse and CEP III has shared voting and dispositive power over the shares held of record by Charterhouse and may be deemed to beneficially own these shares. Mr. Halpern serves as Chairman of the Board and Chief Executive Officer of Charterhouse International. Mr. Berner serves as Managing Director of Charterhouse International. Mr. Pfeffer serves as Senior Vice President of Charterhouse International. Messrs. Halpern, Berner and Pfeffer disclaim beneficial ownership with respect to the shares held of record by Charterhouse. The address of Charterhouse is c/o Charterhouse Group International, Inc., 535 Madison Avenue, New York, New York 10022.

                          REVERSE STOCK SPLIT PROPOSAL

   The Board of Directors of the Company has unanimously approved a proposal to amend the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") to effect a reverse stock split of the Company's outstanding Common Stock on the terms described herein (the "Reverse Stock Split"). The Board of Directors has declared the amendment to the Certificate of Incorporation to be advisable and has recommended that the amendment be presented to the stockholders of the Company for approval.

   Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of Common Stock outstanding immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split. If approved by the stockholders of the Company as provided herein, the Reverse Stock Split will be effected by an amendment to the Certificate of Incorporation in substantially the form attached to this Proxy Statement as Appendix A (the "Reverse Stock Split Amendment") and will become effective upon the filing of the Reverse Stock Split Amendment with the Secretary of State of Delaware (the "Effective Date"). The following discussion is qualified in its entirety by the full text of the Reverse Stock Split Amendment, which is hereby incorporated by reference herein.

   On the Effective Date, the Reverse Stock Split will result in the automatic conversion of between four and ten shares (as determined by the Board of Directors in the manner described below) of issued and outstanding Common Stock into one share of Common Stock. The Board believes that stockholder approval of an exchange ratio range, as opposed to approval of a specified exchange ratio, in which the Reverse Stock Split may be effected provides the Board with maximum flexibility to achieve the purposes of the Reverse Stock Split. Fractional shares of Common Stock will not be issued as a result of the Reverse Stock Split, but instead, the Company will pay each holder of a fractional interest an amount in cash equal to the value of such fractional interest on the Effective Date.

   If the Reverse Stock Split proposal is approved by the stockholders, the Reverse Stock Split will be effected only upon a determination by the Board that the Reverse Stock Split is in the best interest of the Company and its stockholders at that time. Notwithstanding approval of the Reverse Stock Split proposal by the stockholders of the Company, the Board may, in its sole discretion, determine not to effect the Reverse Stock Split or to delay such action based on the then-current trading price of the Common Stock or certain other factors described herein. See "--Effect of the Reverse Stock Split Proposal." On April 7, 2000, the last reported sale price of the Common Stock on the Nasdaq Stock Market, Inc. National Market (the "Nasdaq National Market") was $1.50 per share.

   Dissenting stockholders have no appraisal rights under Delaware law, the Company's Certificate of Incorporation or the Company's Amended and Restated By-laws in connection with the approval of the Reverse Stock Split Amendment and the consummation of the Reverse Stock Split.

Reasons for the Reverse Stock Split

   The primary purpose of the Reverse Stock Split is to combine the outstanding shares of Common Stock so that the Common Stock outstanding after giving effect to the Reverse Stock Split trades at a significantly higher price per share than the Common Stock outstanding before giving effect to the Reverse Stock Split. The Company believes that this higher trading price will aid the Company in remaining eligible for listing on the Nasdaq National Market.

   The Company's Common Stock must maintain a minimum bid price of $5.00 per share in order to remain eligible for continued listing on the Nasdaq National Market. On August 24, 1999, the staff (the "Staff") of the Nasdaq Stock Market, Inc. ("Nasdaq") notified the Company that the bid price for its Common Stock had been below $5.00 per share for a period of thirty consecutive days. The Staff advised the Company that it would be given a period of ninety days within which to comply with the minimum bid price requirement in order to maintain its listing on the Nasdaq National Market. The Company was unable to meet this requirement during the ninety-day period.

   On January 20, 2000, in accordance with Nasdaq procedures, representatives of the Company participated in a telephonic hearing with the Staff in order to request a temporary exemption from the minimum bid price requirement for continued listing on the Nasdaq National Market. In this hearing, the Staff recommended that the Company implement a reverse stock split in order to satisfy the $5.00 minimum bid price requirement. On January 28, 2000, the Company advised the Staff that the Company would submit to its stockholders for their approval a proposal to amend the Company's Certificate of Incorporation to effect a reverse stock split of its Common Stock.

   On February 14, 2000, the Staff advised the Company that the Company would be permitted to maintain the listing of its Common Stock on the Nasdaq National Market only if (i) the Company is able to evidence a closing bid price of at least $5.00 per share no later than May 5, 2000, and (ii) the Company is able to evidence a closing bid price of at least $5.00 per share for a minimum of ten consecutive trading days immediately thereafter. The Company believes, but cannot assure, that the Reverse Stock Split will enable the Common Stock to trade above the $5.00 minimum bid price established by the Nasdaq listing requirements for continued listing on the Nasdaq National Market (the "Nasdaq National Market Listing Requirements") and to satisfy the minimum bid price requirement for at least ten consecutive trading days thereafter. On April 7, 2000, the last reported sale price of the Common Stock on the Nasdaq National Market was $1.50 per share.

   The Company believes that maintaining the listing of its Common Stock on the Nasdaq National Market is in the best interest of the Company and its stockholders. Inclusion in the Nasdaq National Market increases liquidity and may potentially minimize the spread between the "bid" and "asked" prices quoted by market makers. Further, a Nasdaq National Market listing may enhance the Company's access to capital and increase the Company's flexibility in responding to anticipated capital requirements. The Company believes that prospective investors will view an investment in the Company more favorably if its shares qualify for listing on the Nasdaq National Market.

   The Company also believes that the current per share price level of the Common Stock has reduced the effective marketability of the Company's shares of Common Stock because of the reluctance of many leading brokerage firms to recommend low-priced stock to their clients. Certain investors view low-priced stock as speculative and unattractive, although certain other investors may be attracted to low-priced stock because of the greater trading volatility sometimes associated with such securities. In addition, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stock. Such policies and practices pertain to the payment of brokers commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint.

   In addition, because brokerage commissions on low-priced stock generally represent a higher percentage of the stock price than commissions on higher-priced stock, the current share price of the Common Stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) that represent a higher percentage of their total share value than would be the case if the share price were substantially higher. This factor also may limit the willingness of institutions to purchase the Common Stock at its current low share price.

   In addition, if the Common Stock is not listed on the Nasdaq National Market and the trading price of the Common Stock were to remain below $5.00 per share, trading in the Common Stock would also be subject to the requirements of certain rules promulgated under the Exchange Act which require additional disclosures by broker-dealers in connection with any trades involving a stock defined as a "penny stock" (generally, a non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). In such event, the additional burdens imposed upon broker-dealers to effect transactions in the Common Stock could further limit the market liquidity of the Common Stock and the ability of investors to trade the Common Stock.

   As discussed below, in the event that the Common Stock is delisted from the Nasdaq National Market, the Company may not qualify for listing on the Nasdaq SmallCap Market. See "--Other Nasdaq Requirements." In such an event, sales of the Common Stock would likely be conducted only in the over-the-counter market or potentially in regional exchanges. This may have a negative impact on the liquidity and price of the Common Stock and investors may find it more difficult to purchase or dispose of, or to obtain accurate quotations as to the market value of, the Common Stock.

   For all the above reasons, the Company believes that the Reverse Stock Split is in the best interests of the Company and its stockholders. There can be no assurance, however, that the Reverse Stock Split will have the desired consequences. Specifically, there can be no assurance that, after the Reverse Stock Split, the market price of the Common Stock will not decrease to its pre-split levels or that the market capitalization of the Common Stock after the proposed Reverse Stock Split will be equal to the market capitalization before the proposed Reverse Stock Split.

Effect of the Reverse Stock Split Proposal

   Although the Company expects to file the Reverse Stock Split Amendment with the Delaware Secretary of State's office promptly following approval of the Reverse Stock Split proposal at the Meeting, the actual timing of such filing will be determined by the Board of Directors based upon its evaluation as to when such action is most advantageous to the Company and its stockholders. Further, notwithstanding approval of the Reverse Stock Split proposal by the stockholders of the Company, the Board of Directors may elect not to file the Reverse Stock Split Amendment.

   In the event that the Board of Directors determines to effect the Reverse Stock Split, the Board will set the exchange ratio for the Reverse Stock Split based upon, among other things, the following factors: (i) the Nasdaq Listing Requirements, (ii) the then-current trading price of the Common Stock, and
(iii) the advice of the Company's advisors.

   After the Effective Date of the Reverse Stock Split, each stockholder will own a reduced number of shares of Common Stock but will hold the same percentage of the outstanding shares (subject to adjustments for fractional interests resulting from the Reverse Stock Split) as such stockholder held prior to the Effective Date. The number of shares of Common Stock that may be purchased upon the exercise of outstanding options, warrants, and other securities convertible into, or exercisable or exchangeable for, shares of Common Stock, and the per share exercise or conversion prices thereof, will be adjusted appropriately with respect to the Reverse Stock Split in accordance with their terms as of the Effective Date.

   The Reverse Stock Split may also result in some stockholders owning "odd lots" of less than 100 shares of Common Stock received as a result of the Reverse Stock Split. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

   Following the Reverse Stock Split, the number of shares of Common Stock outstanding will be reduced and the par value of the Common Stock will be increased (from $0.001 per share to between $0.004 and $0.01 per share, in proportion to the reverse split exchange ratio determined by the Board of Directors). As a consequence, the aggregate par value of the outstanding Common Stock will not change. The Reverse Stock Split will not affect the Company's total stockholders' equity. All share and per share information will be retroactively adjusted following the Effective Date to reflect the Reverse Stock Split for all periods presented in future filings.

   The Board considered reducing the number of shares of authorized Common Stock in connection with the Reverse Stock Split but determined that the availability of additional shares may be beneficial to the Company in the future. The availability of additional authorized shares will allow the Board to issue shares for corporate purposes, if appropriate opportunities should arise, without further action by stockholders or the time delay involved in obtaining stockholder approval (except to the extent that approval is otherwise required by applicable law). Such purposes could include meeting requirements for working capital or capital expenditures or, depending on market conditions, effecting future acquisitions of other businesses, through the issuance of shares. In addition, if another party should seek to acquire or take over control of the Company and the Board does not believe such transaction is in the best interest of the Company and its stockholders, some or all of the authorized shares could be issued to another party to try to block the transaction. In this regard, it should be noted that the Common Stock has no preemptive rights.

   Based on the 17,851,649 shares of Common Stock outstanding as of March 22, 2000, the following table reflects the approximate percentage reduction in the outstanding shares of Common Stock and the approximate number of shares of Common Stock that would be outstanding as a result of the Reverse Stock Split, based on the exchange ratio range included in the Reverse Stock Split proposal:

      Split Exchange Ratio   Percentage Reduction Resulting Shares Outstanding
      --------------------   -------------------- ----------------------------
            1 for 4                  75%                   4,462,912
            1 for 5                  80%                   3,570,330
            1 for 6                  83%                   2,975,275
            1 for 7                  86%                   2,550,236
            1 for 8                  88%                   2,231,456
            1 for 9                  89%                   1,983,517
            1 for 10                 90%                   1,785,165

   The Reverse Stock Split will affect all stockholders equally and will not affect any stockholder's proportionate equity interest in the Company (except with respect to adjustments for fractional interests). None of the rights currently accruing to holders of the Common Stock, options or warrants to purchase Common Stock, or securities convertible into Common Stock will be affected by the Reverse Stock Split. Following the Reverse Stock Split, each share of the Common Stock resulting from the Reverse Stock Split will entitle the holder thereof to one vote per share and will otherwise be identical to the outstanding Common Stock immediately prior to the Effective Date.

Exchange of Stock Certificates; No Fractional Shares

   The combination and reclassification of shares of Common Stock pursuant to the Reverse Stock Split will occur automatically on the Effective Date without any action on the part of stockholders of the Company and without regard to the date on which certificates evidencing shares of Common Stock prior to the Reverse Stock Split are physically surrendered for new certificates. As of the Effective Date, every four to ten shares of issued and outstanding Common Stock will be converted and reclassified into one share of post-split Common Stock.

For example, a holder of 100 shares immediately prior to the Effective Date would hold between 10 and 25 shares after the Effective Date. Fractional shares of Common Stock will not be issued as a result of the Reverse Stock Split, but instead, the Company will pay each holder of a fractional interest an amount in cash equal to the value of such fractional interest on the Effective Date.

   As soon as practicable after the Effective Date, transmittal forms will be mailed to each holder of record of shares of Common Stock, to be used in forwarding such holder's stock certificates for surrender and exchange for certificates evidencing the number of shares of Common Stock such stockholder is entitled to receive as a consequence of the Reverse Stock Split. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of such transmittal form, each stockholder should surrender the certificates evidencing shares of Common Stock prior to the Reverse Stock Split in accordance with the applicable instructions. Each holder who surrenders certificates will receive new certificates evidencing the whole number of shares of Common Stock that such stockholder holds as a result of the Reverse Stock Split. Stockholders will not be required to pay any transfer fee or other fee in connection with the exchange of certificates. The Company estimates that its aggregate expenses relating to the Reverse Stock Split will be approximately $140,000.

   STOCKHOLDERS SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES FOR EXCHANGE UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM THE COMPANY.

   As of the Effective Date, each certificate representing shares of Common Stock outstanding prior to the Effective Date will be deemed canceled and, for all corporate purposes, will be deemed only to evidence the right to receive the number of shares of Common Stock into which the shares of Common Stock evidenced by such certificate have been converted as a result of the Reverse Stock Split.

Other Nasdaq Requirements

   In addition to the $5.00 minimum bid price per share requirement described above, the continued listing of the Common Stock on the Nasdaq National Market is subject to the maintenance of the other quantitative and qualitative requirements set forth in the Nasdaq National Market Listing Requirements. In particular, the Nasdaq National Market Listing Requirements require that a company currently included in the Nasdaq National Market meet each of the following standards to maintain its continued listing:

   Nasdaq National Market Listing Considerations:

  (1) either (a) a market capitalization of $50,000,000, or (b) total assets of $50,000,000 and total revenue of $50,000,000 in the most recently completed fiscal year or two of the three most recently completed fiscal years;

  (2)  a public float of 1,100,000 shares;

  (3)  a market value of public float of $15,000,000;

  (4)  a minimum bid price of $5 per share;

  (5)  400 round lot shareholders;

  (6)  four market makers; and

  (7)  compliance with Nasdaq corporate governance rules.

   Although the Company believes that it will meet each of these requirements as of the first full trading day after the Effective Date, there can be no assurance that such will be the case or that other factors will not cause the Company to fail to meet such requirements.

   In the event that the Company is unable to satisfy the requirements for continued listing on the Nasdaq National Market, the Company may not be able to satisfy the requirements for listing on the Nasdaq SmallCap Market on an ongoing basis either before or after the Reverse Stock Split. The requirements for listing on the Nasdaq SmallCap Market are listed below:

   Nasdaq SmallCap Market Listing Considerations:

  (1) either (a) net tangible assets of $2,000,000, (b) net income in two of the last three years of $500,000, or (c) a market capitalization of $35,000,000;

  (2)  a public float of 500,000 shares;

  (3)  a market value of public float of $1,000,000;

  (4)  a minimum bid price of $1.00 per share;

  (5)  two market makers;

  (6)  300 round lot shareholders; and

  (7)  compliance with Nasdaq corporate governance rules.

   Accordingly, the Company believes that the Reverse Stock Split represents the Company's best opportunity to remain listed on Nasdaq.

Federal Income Tax Consequences

   The following discussion of the material federal income tax consequences of the Reverse Stock Split is based upon the Internal Revenue Code of 1986, as amended, Treasury regulations thereunder, judicial decisions and current administrative rulings and practices, all as in effect on the date hereof and all of which could be repealed, overruled or modified at any time, possibly with retroactive effect. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein has been requested and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

   This discussion may not address certain federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances or to certain types of stockholders (such as dealers in securities, insurance companies, foreign individuals and entities, financial institutions and tax-exempt entities) that may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

   STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT.

   Except as discussed below, no gain or loss should be recognized by a stockholder who receives only Common Stock in connection with the transactions contemplated by the Reverse Stock Split. The aggregate tax basis of the shares of Common Stock held by a stockholder following the Reverse Stock Split will equal the stockholder's aggregate basis in the Common Stock held immediately prior to the Reverse Stock Split and generally will be allocated among the shares of Common Stock held following the Reverse Stock Split on a pro-rata basis. Stockholders who have used the specific identification method to identify their basis in shares of Common Stock combined in the Reverse Stock Split should consult their own tax advisors to determine their basis in the shares of Common Stock received in exchange therefor in the Reverse Stock Split. Shares of Common Stock received should have the same holding period as the Common Stock surrendered. The receipt of a cash payment in lieu of a fractional interest will result in recognition of gain or loss for federal income tax purposes.

          The Board of Directors unanimously recommends that you vote
                     FOR the Reverse Stock Split proposal.

                OTHER MATTERS TO COME BEFORE THE SPECIAL MEETING

   The Board of Directors of the Company knows of no other business which may come before the Meeting. However, if any other matters are properly presented to the Meeting or any adjournment thereof, the persons named in the proxies will vote upon them in accordance with their best judgment.

                         PROPOSALS OF SECURITY HOLDERS

   A stockholder proposal relating to the Company's Annual Meeting of Stockholders to be held in 2000 must have been received at the Company's executive offices no later than December 29, 1999, for evaluation as to inclusion in the proxy statement in connection with such meeting.

   Under the Bylaws, in order for a stockholder to propose business (including to nominate a candidate for director) to be considered at an annual meeting of stockholders, timely written notice of such business must be given to the Company's Secretary. To be timely with respect to the Company's Annual Meeting of Stockholders to be held in 2000, such notice must have been received at the principal executive offices of the Company between February 23 and March 25, 2000 (except in the event that the date of such annual meeting is prior to April 24, 2000 or after July 23, 2000, in which event a stockholder's notice must be so delivered not earlier than the 90th day prior to the date of the annual meeting and not later than the 60th day prior to such date or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company). Such notice must provide the information specified in the Bylaws regarding the stockholder giving the notice and the nature of the business to be proposed or the candidate to be nominated. Such notice is separate from and in addition to the requirements a stockholder must meet to have a proposal included in the Company's proxy statement.

   WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE.

                                       By Order of the Board of Directors,

                                       /s/ Gerald R. Riordan

                                       Gerald R. Riordan
                                       Chief Executive Officer and Secretary

Date: April 12, 2000

                                   Appendix A

                            CERTIFICATE OF AMENDMENT
                                       TO
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           UNITED ROAD SERVICES, INC.

   The undersigned, the Chief Executive Officer of United Road Services, Inc., a Delaware corporation (the "Corporation"), does hereby certify as follows:

   1. The name of the Corporation is United Road Services, Inc.

   2. Article FOURTH of the Corporation's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") is hereby amended as follows:

    (a) By replacing the second sentence of Article FOURTH with the following: The total number of shares which the Corporation shall have the authority to issue is 40,000,000 shares of capital stock divided into (a)
  35,000,000 shares of Common Stock having a par value of $     per share,
  and (b) 5,000,000 shares of Preferred Stock having a par value of $     per
  share.

    (b) By adding to the end of the second sentence of Article FOURTH, the following:

   Simultaneously with the effective date of this Certificate of Amendment (the "Effective Date"), all issued and outstanding shares of Common Stock ("Existing Common Stock") shall be and hereby are automatically combined and reclassified
as follows: each      shares of Existing Common Stock shall be combined and
reclassified (the "Reverse Split") as one share of issued and outstanding Common Stock ("New Common Stock"), provided that there shall be no fractional
shares of New Common Stock. In the case of any holder of fewer than      shares
of Existing Common Stock or any number of shares of Existing Common Stock
which, when divided by   , does not result in a whole number (a "Fractional
Share Holder"), the fractional share interest of New Common Stock held by such Fractional Share Holder as a result of the Reverse Split shall be cancelled and such Fractional Share Holder shall be entitled to receive an amount in cash equal to the value, based on the market price, of such fractional share interest on the Effective Date.

   The Corporation shall, through its transfer agent, provide certificates representing New Common Stock to holders of Existing Common Stock in exchange for certificates representing Existing Common Stock. From and after the Effective Date, certificates representing shares of Existing Common Stock are hereby canceled and shall represent only the right of the holders thereof to receive New Common Stock.

   From and after the Effective Date, the term "New Common Stock" as used in this Article FOURTH shall mean Common Stock as provided in the Certificate of Incorporation.

   3. The foregoing amendment was duly approved and adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and the By-Laws of the Corporation at a meeting of the Board of
Directors of the Corporation on May   , 2000, at which a quorum was present and
acting throughout. The Board of Directors previously declared the advisability of the amendment and directed that the amendment be submitted to the stockholders of the Corporation for approval.

   4. At a Special Meeting of the Stockholders of the Corporation held on May 4, 2000, duly called and held in accordance with the provisions of Section 222 of the General Corporation Law of the State of Delaware, a majority of the shares of the outstanding Common Stock entitled to vote thereon were voted in favor of the amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware.

   5. This amendment shall be effective on the date this Certificate of Amendment is filed and accepted by the Secretary of State of the State of Delaware.

   The undersigned, being the Chief Executive Officer of the Corporation, for purposes of amending its Certificate of Incorporation pursuant to the General Corporation Law of the State of Delaware, acknowledges that it is his act and deed and that the facts stated herein are true, and has signed this instrument
on May   , 2000.

                                      UNITED ROAD SERVICES, INC.

                                      By:
                                          -------------------------------
                                          Gerald R. Riordan
                                          Chief Executive Officer

ATTEST:

-------------------------------
Donald J. Marr
Chief Financial Officer

                          UNITED ROAD SERVICES, INC.

                        Special Meeting of Stockholders
                                  May 4, 2000

The undersigned hereby appoints Gerald R. Riordan and Donald J. Marr (the "Proxies"), and each of them, attorneys and proxies of the undersigned, each with power of substitution and resubstitution, to attend, vote and act for the undersigned at the Special Meeting of Stockholders (the "Meeting") of United Road Services, Inc. (the "Company") to be held on May 4, 2000, beginning at 8:00 a.m. local time at the Clarion Inn & Suites, 611 Troy-Schenectady Road, Latham, New York. The Proxies shall cast votes according to the number of shares of the Company which the undersigned may be entitled to vote with respect to the proposal set forth on the reverse, in accordance with the specification indicated, if any, and shall have all the powers which the undersigned would possess if personally present. The undersigned hereby revokes any prior proxy to vote at the Meeting, and hereby ratifies and confirms all that said Proxies, or any of them, may lawfully do by virtue hereof and thereof.

               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

[X] Please mark your votes as in this example using dark ink only

DO NOT PRINT IN THIS AREA

--------------------------------------------------------------------------------

THIS PROXY WILL BE VOTED AS SPECIFIED AT RIGHT WITH RESPECT TO THE ACTIONS TO BE TAKEN ON THE FOLLOWING PROPOSAL. IN THE ABSENCE OF ANY SPECIFICATION, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSAL.

REVERSE STOCK SPLIT PROPOSAL. The Company's Amended and Restated Certificate of Incorporation is to be amended to effect a reverse stock split of the Company's outstanding Common Stock, whereby the Company will issue one new share of Common Stock in exchange for between four and ten shares of the outstanding Common Stock.

    Vote FOR        Vote AGAINST             ABSTAIN from voting
  the proposal      the proposal         with respect to the proposal
      [ ]               [ ]                           [ ]

--------------------------------------

DO NOT PRINT IN THIS AREA

--------------------------------------

If any other matters properly come before the Meeting or any adjournment thereof, this proxy will be voted according to the judgment of the persons named on the reverse side as Proxies.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF STOCKHOLDERS OF THE COMPANY AND THE PROXY STATEMENT DATED APRIL 12, 2000.

THIS PROXY IS SOLICITED AND PROPOSED BY THE BOARD OF DIRECTORS OF THE COMPANY, WHICH UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

___________________ Date:_____, 2000 __________________________ Date:_____, 2000
     Signature                       Signature if held jointly

Note: For shares held jointly, each joint owner should personally sign. If signing as executor, or in any other representative capacity, or as an officer of a corporation, please indicate your full title as such.